NaturalNano Announces 2008 Performance Goals

Strategic Alliances To Enable Product Distribution and Revenue

Provide Springboard to Consumer Product Commercialization

ROCHESTER, N.Y. – Feb. 19, 2008 – NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N), a developer of advanced nanomaterials and controlled release nanotechnologies, today announced the Company’s performance goals for fiscal year 2008. Currently, several strategic alliances are in negotiation and product evaluation, which are expected to close during the first half of 2008. These strategic alliances are expected to be partnerships that will bolster NaturalNano’s ongoing development of filled-tube-enabled products for markets such as the household products or coating industries. In addition, the partnerships will help to lay the groundwork for the development of new nanomaterials.

NaturalNano (www.naturalnano.com) said another goal for 2008 is obtaining revenue from increasing commercial orders for Pleximer™, the Company’s additive for creating stronger and lighter weight materials, including nylon and polypropylene. The Company recently announced it had exceeded its 2007 goals, including the number of partners it signed to joint development agreements. During 2007, Pleximer received third-party validation from global consumer product manufacturers for multiple applications, and established a track record of success for reducing product weight and waste, and recorded its first sales.

The Company is also expanding its patented processes in the development of controlled release technologies, the ability to fill Halloysite Nanotubes with selected additives to create a slow extended release, by leveraging its exclusive license from the U.S. Naval Research Laboratory (NRL). The license covers 11 separate market segments, providing NaturalNano the opportunity to enter diverse fields ranging from agriculture (longer lasting insecticides and fertilizers) to cosmeceuticals (moisturizer cream, Vitamin E., etc.) and other vertical markets. The Company expects to finalize a joint development agreement to bring such filled-tube-enabled products to market during 2008.

“Our goals for 2008 include the successful consumer product commercialization of Pleximer,” said Cathy Fleischer, President of NaturalNano. “With our proven track record of achieving or exceeding our goals, combined with our roster of strategic blue chip partners, we expect 2008 will be a breakout year as we earn our spot among the pioneers of the nanocomposite industry.”

2008 performance goals include:

•	Obtain commercial orders for the growing family of Pleximer products
•	Finalize a Joint Development Agreement with a strategic partner for filled-tube applications in the household products or coatings industry
•	Launch the first filled-tube-enabled product
•	Add new product lines to the family of Pleximer products
•	File additional patents in the areas of Halloysite Nanotubes (HNT™) separations, surface treatments, nanocomposite formulation and filled-HNT applications
•	Transition from a development stage company to a revenue-generating company

Sir Harry Kroto, Ph.D., a member of NaturalNano’s Scientific Advisory Board, and co-recipient of the 1996 Nobel Prize in Chemistry (http://search.nobelprize.org/search/nobel/?q=kroto&i=en) for the discovery of Fullerenes, the third form of the element Carbon, added: “Cathy and her team are at the forefront of the growing revolution in the development of strategically important nanostructured materials.  I fully expect the continued development of Pleximer to lead to a wide range of scientific and applications breakthroughs, establishing NaturalNano as a leading innovator in nanotechnology and a recognized leader in the commercialization of materials using filled tubes.”

Fleischer concluded: “2007 allowed us to take the next step in creating a strong pipeline of commercial sales for Pleximer, while laying the groundwork for our development of filled-tube applications. With a dedicated team of recognized industry experts and the support of our growing list of strategic development partners, we expect to achieve our goals and make 2008 a truly watershed year.”

About NaturalNano, Inc.

NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N) is a materials science company focused on developing and commercializing advanced nanocomposites. Based in Rochester, NY, the Company is focused on additive technologies and processes, including its proprietary Pleximer™ polymer additive, that add value to industrial polymers, plastics and composites, as well as consumer and industrial products. NaturalNano holds and licenses over 25 patents and applications, as well as proprietary know-how for extraction and separation processes, compositions, and derivatives of Halloysite and other nanotubes. For more information, visit http://www.naturalnano.com

Cautionary Statement Regarding Forward-Looking Statements: This press release may contain forward-looking statements regarding future events and future performance of NaturalNano that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of NaturalNano's filings with the Securities and Exchange Commission. The most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB filed by NaturalNano provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K. We caution investors not to place undue reliance on forward-looking statements, and we do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where expressly required by law.

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Contact:

Patrick Kane, Karen Keller

Lambert, Edwards & Associates

616.233.0500 / pkane@lambert-edwards.com